MUTUAL GENERAL RELEASE

BETWEEN:

NORD RESOURCES CORPORATION
1 Wetmore Road, Suite 203,
Tucson, Arizona

(“NORD”)

AND:

NICHOLAS TINTOR
1466 Crescent Road,
Mississauga, Ontario

(“TINTOR”)

WHEREAS NORD and TINTOR have agreed to a full and final settlement of any and all differences between them upon the terms, covenants and conditions contained in the attached Settlement Agreement dated September 29, 2006 and marked Appendix “A” to this Mutual General Release.

NOW THEREFORE, in consideration of the terms, covenants and conditions set out below, and for the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

1.               TINTOR does hereby remise, release and forever discharge NORD, its related companies, officers, directors, servants, employees and agents, and their heirs, executors, administrators, successors and assigns (the "First Releasees") or any of them, of and from any and all matter of actions, causes of action, suits, contracts, claims and damages (whether known or unknown), including but not limited to salary, non-salary benefits, vacation pay, interest, bonus, commissions, stock options or incentives, costs and expenses of any nature or kind whatsoever, whether in law or in equity, including, but not limited to, any and all claims under statute, whether arising anywhere, including but not limited to British Columbia, Canada, Ontario, Canada and Arizona, United States of America under any statutory regulations, including but not limited to employment standards legislation, human rights legislation or securities legislation, which as against NORD, the First Releasees or any of them, TINTOR ever had, now has, or at any time hereafter can, shall or may have, by reason of or arising out of any cause, matter or thing whatsoever and, without limiting the generality of the foregoing, by reason of or arising out of his employment as President and Chief Executive Officer of NORD or its termination thereof or by reason of or arising out of TINTOR’s position as a member of the Board of Directors of NORD.

2.               NORD does hereby remise, release and forever discharge TINTOR, his agents, servants, heirs, executors, administrators, successors and assigns (the "Second Releasees") or any of them, of and from any and all matter of actions, causes of action, suits, contracts, claims, damages, costs and expenses of any nature or kind whatsoever, whether in law or in equity (whether known or unknown), including but not limited to any and all claims under statute, whether arising anywhere including but not limited to British Columbia, Canada, Ontario, Canada and Arizona, United States which as against TINTOR, the Second Releasees or any of them, NORD ever had, now has, or at any time hereafter can, shall or may have, by reason of or arising out of any cause, matter or thing whatsoever without limiting the generality of the foregoing, by reason of or arising out of TINTOR’s employment with NORD or its termination or by reason of or arising out of TINTOR’s position as a member of the Board of Directors of NORD.

3.               TINTOR shall not make any further claims or take any proceedings whatsoever against NORD, the First Releasees or any of them, or against any other person, company, corporation or other legal entity who might claim contribution or indemnity from NORD, the

First Releasees or any of them, in respect of matters which are the subject matter of the Settlement Agreement or this Mutual General Release.

4.               NORD shall not make any further claims or take any proceedings whatsoever against TINTOR, the Second Releasees or any of them, or against any other person, company, corporation or other legal entity who might claim contribution or indemnity from TINTOR, the Second Releasees or any of them, in respect of matters which are the subject matter of the Settlement Agreement or this Mutual General Release.

5.               It is understood and agreed that the Settlement Agreement represents a compromise of disputed claims, and that nothing contained in this Mutual General Release or the Settlement Agreement should be construed or considered as an admission of liability or wrongdoing on the part of TINTOR, NORD, the First Releasees, the Second Releasees or any of them which liability is specifically denied.

6.               It is further expressly understood and agreed and the parties acknowledge that the facts in respect of which the Settlement Agreement and this Mutual General Release of all claims is made may prove to be other than or different from the facts now known by any of the parties or any one or more of them or believed by any of them to be true.               The parties expressly accept and assume the risk of the facts being different and agree that all of the terms of the Settlement Agreement and Mutual General Release shall be in all respects effective and not subject to termination or recession by any discovery of any differences in the facts.

7.               The Settlement Agreement and this Mutual General Release contain the entire agreement between the parties regarding their settlement.               The terms are contractual and not a recital.

8.               The parties hereby represent and declare that they have personally read and understand the Settlement Agreement and this Mutual General Release, and have obtained legal advice regarding its contents.

9.               The parties agree that the interpretation and application of the Settlement Agreement and this Mutual General Release including the venue of any disputes will be governed by the laws of Arizona, United States of America.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals this 29th day of September, 2006.

Signed, Sealed and Delivered by Nicholas	)
Tintor in the presence of:	)
)
)
/s/ John Cook	)	/s/ Nicholas Tintor
Witness (Signature))		NICHOLAS TINTOR
)
John Cook	)
Name (please print))
330 Bay Street, Suite 1505)
Address	)
)
Toronto, Ontario M5H 2S8)
City, Province	)
)
Mining Engineer	)
Occupation	)

The Corporate Seal of		)
NORD RESOURCES CORPORATION		)
was affixed in the presence of:		)
)
		)	C/S
Per:	/s/ Erland Anderson	)
	Authorized Signatory	)